Exhibit 99.1

Noodles & Company Announces Third Quarter 2020 Financial Results
Positive Comparable Sales Growth in September Despite Ongoing Pandemic;
Digital Sales Increase 151% vs. Prior Year

Broomfield, Colo., October 28, 2020 (GLOBE NEWSWIRE) - Noodles & Company (Nasdaq: NDLS) today announced financial results for its third quarter ended September 29, 2020.

“Noodles & Company’s off-premise capabilities and digital strength uniquely position the brand to meet the needs of today’s fast casual environment and take advantage of long-term consumer trends” said Dave Boennighausen, Chief Executive Officer. “While we continue to navigate the current COVID-19 pandemic, our consistent sales recovery and return to positive comparable sales during the last month of the third quarter is evidence of our ability to serve great tasting healthy food conveniently when and where guests want it. Our operational strength has been a significant contributor to our sales recovery and I am proud and thankful for our incredible team members for their commitment to fulfill our mission to always nourish and inspire every team member, guest and community we serve.”

Boennighausen concluded "Although there remains uncertainty around the duration and severity of COVID-19, we feel that Noodles & Company’s digital strengths, off-premise friendly menu, powerful economic model, and the strength of recent new restaurant openings give us confidence in our opportunity to thrive and accelerate growth in the years to come."

As previously disclosed on October 1, 2020, the cadence of comparable restaurant sales during the third quarter are as set forth below. Company-owned restaurants were closed July 4 and 5, 2020 in appreciation of our teams’ efforts during the pandemic. All restaurants were open during that time frame in 2019, negatively impacting comparable restaurant sales during the same period in 2020.

Comparable Restaurant Sales	4 Weeks Ended July 28, 2020 (1)	4 Weeks Ended August 25, 2020	5 Weeks Ended September 29, 2020
Company-owned	(8.4)%	(4.6)%	1.1%
Franchise	(7.2)%	(5.1)%	(3.2)%
System-wide	(8.2)%	(4.7)%	0.4%

Key highlights for the third quarter of 2020 versus the third quarter of 2019 include:
•Total revenue was $106.0 million compared to $118.3 million.
•Comparable restaurant sales decreased 3.8% system-wide, comprised of a 3.6% decrease at company-owned restaurants and a 5.0% decrease at franchise restaurants.
•Digital sales grew 151% and accounted for 61% of sales.
•Net loss was $0.1 million, or $0.00 per diluted share, compared to net income of $4.2 million, or $0.09 per diluted share.
•Adjusted net income(2) was $0.5 million, or $0.01 per diluted share, compared to an adjusted net income of $4.1 million, or $0.09 per diluted share.
•EBITDA(2) was $6.3 million compared to $10.5 million for the third quarter of 2019.
•Adjusted EBITDA(2) was $7.7 million compared to $11.0 million for the third quarter of 2019.
•Restaurant contribution margin decreased 170 bps to 15.4%, as efficiencies throughout the economic model were offset with delivery fees as a percentage of sales increasing 390 bps to 5.5% of sales.
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(1)    Company-owned restaurants were closed July 4th and 5th.
(2)     Adjusted net income, EBITDA and adjusted EBITDA are a non-GAAP measures. Reconciliations of net income (loss) to adjusted net income, EBITDA and adjusted EBITDA are included in the accompanying financial data. See “Non-GAAP Financial Measures.”

Third Quarter 2020 Financial Results

Total revenue decreased to $106.0 million in the third quarter of 2020, compared to $118.3 million in the third quarter of 2019. This decrease was primarily due to a decline in traffic related to the impact of the COVID-19 pandemic during the quarter, as well as the refranchising of 14 total restaurants since January 2019 and the July 4th and 5th holiday restaurant closures. Additionally revenue decreased due to temporary restaurant closures as a result of the COVID-19 pandemic.

In the third quarter of 2020, system-wide comparable restaurant sales declined 3.8%, comprised of a 3.6% decrease at company-owned restaurants and a 5.0% decrease at franchise restaurants. Comparable restaurant sales improved throughout each month of the quarter with September being the high point. Average Unit Volumes, which normalizes for the impact of temporary restaurant closures, was relatively flat year-over-year as strong off-premise sales, including digital, offset the COVID-19 pandemic related impacts including having in restaurant dining closed for a significant portion of the third quarter 2020.

Digital sales during the third quarter grew 151% relative to the prior year and accounted for 61% of total sales. Digital sales continued to grow rapidly relative to the prior year throughout the third quarter, with 152% growth during the fiscal period ending September 29, 2020.

The safety and well-being of our team members and guests remains our highest priority and we continue to actively monitor and adhere to local and federal mandates as it relates to in restaurant dining. As of October 28th, the Company has 87% of company-owned locations and 100% of franchise locations offering in restaurant dining.

In the third quarter of 2020, the Company opened one company-owned restaurant and closed three company-owned restaurants. There were 454 Noodles & Co. restaurants at the end of the third quarter 2020, comprised of 378 company-owned restaurants and 76 franchise restaurants. Recent openings that are not in the Company’s comparable restaurant base, many of which offer order ahead drive-thru pick-up windows, continue to perform at the highest sales level of any class of new restaurants in the Company’s history.

In October of 2020, the Company opened two company-owned restaurants, including one restaurant that has broken the Company’s record for sales during their initial 7, 14 and 21 days of operation.

For the third quarter of 2020, the Company reported a net loss of $0.1 million, or $0.00 per diluted share, compared with net income of $4.2 million in the third quarter of 2019, or $0.09 per diluted share. Loss from operations for the third quarter of 2020 was $0.7 million, compared to income of $5.0 million in the third quarter of 2019. Closure costs in the third quarter of 2020 included ongoing costs as well as adjustments to liabilities as lease terminations occur.

Restaurant contribution margin decreased to 15.4% in the third quarter of 2020, compared to 17.1% in the third quarter of 2019. This decrease was primarily due to costs related to increased third-party delivery fees, which increased 390 bps versus prior year to 5.1% of sales. Restaurant contribution margin improved throughout the quarter with fiscal September 2020 restaurant level margin of 16.5% being flat compared to the prior year.

Adjusted net income was $0.5 million, or $0.01 per diluted share, in the third quarter of 2020, compared to adjusted net income of $4.1 million, or $0.09 per diluted share, in the third quarter of 2019. Adjusted EBITDA decreased to $7.7 million in the third quarter of 2020 from $11.0 million in the third quarter of 2019.

Liquidity Update and Outlook:

During the fiscal third quarter, the Company paid down a substantial portion of its outstanding revolving credit facility. As of September 29, 2020, the Company held $8.6 million of cash on hand and had borrowings of $44.0 million. The Company currently has $52.3 million available for borrowing under its revolving credit facility as of September 29, 2020. The Company’s strengthening financial position reflects our continued discipline around capital investments and non-essential costs.

As a reminder, Noodles & Company previously withdrew guidance for fiscal year 2020 due to the ongoing impact and uncertainty of the COVID-19 pandemic.

Non-GAAP Financial Measures

The Company believes that a quantitative reconciliation of the Company’s non-GAAP financial measures guidance to the most comparable financial measures calculated and presented in accordance with GAAP cannot be made available without unreasonable efforts. A reconciliation of these non-GAAP financial measures would require the Company to provide guidance for various reconciling items that are outside of the Company’s control and cannot be reasonably predicted due to the fact that these items could vary significantly from period to period. A reconciliation of certain non-GAAP financial measures would also require the Company to predict the timing and likelihood of outcomes that determine future impairments and the tax benefit thereof. None of these measures, nor their probable significance, can be reliably quantified. The non-GAAP financial measures noted above have limitations as analytical financial measures, as discussed below in the section entitled “Non-GAAP Financial Measures.” In addition, the guidance with respect to non-GAAP financial measures is a forward-looking statement, which by its nature involves risks and uncertainties that could cause actual results to differ materially from the Company’s forward-looking statement, as discussed below in the section entitled “Forward-Looking Statements.”

Key Definitions

Average Unit Volume — represents the average annualized sales of all restaurants for a given time period. AUV is calculated by dividing restaurant revenue by the number of operating days within each time period and multiplying by the number of operating days we have in a typical year. This measurement allows management to assess changes in revenue patterns at our restaurants.

Comparable Restaurant Sales — represents year-over-year sales comparisons for the comparable restaurant base open for at least 18 full periods. This measure highlights performance of existing restaurants, as the impact of new restaurant openings is excluded. Changes in comparable restaurant sales are generated by changes in traffic, which we calculate as the number of entrées sold, or changes in per-person spend, calculated as sales divided by traffic.

Restaurant Contribution and Restaurant Contribution Margin — restaurant contribution represents restaurant revenue less restaurant operating costs, which are costs of sales, labor, occupancy and other restaurant operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are presented because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses restaurant contribution and restaurant contribution margin as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors. See “Non-GAAP Financial Measures” below.

EBITDA and Adjusted EBITDA — EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes and depreciation and amortization. Adjusted EBITDA represents net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization, restaurant impairments, closure costs and asset disposals, acquisition costs, severance costs and stock-based compensation expense. EBITDA and Adjusted EBITDA are presented because: (i) management believes they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, asset disposals and closure costs, and (ii) management uses them internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare performance to that of competitors. See “Non-GAAP Financial Measures” below.

Adjusted Net Income (Loss) — represents net income (loss) plus various adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s performance, excluding the impact of special items that affect the comparability of results in past quarters and expected results in future quarters. See “Non-GAAP Financial Measures” below.

Conference Call

Noodles & Company will host a conference call to discuss its third quarter financial results on Wednesday, October 28, 2020 at 4:30 PM Eastern Time. The conference call can be accessed live over the phone by dialing (877) 303-1298 or for international callers by dialing (253) 237-1032. A replay will be available after the call and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the passcode is 2689475. The replay will be available until Wednesday, November 4, 2020. The conference call will also be webcast live from the Company’s corporate website at investor.noodles.com, under the “Events & Presentations” page. An archive of the webcast will be available at this location shortly after the call has concluded until Wednesday, November 4, 2020.

Non-GAAP Financial Measures

To supplement its condensed consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), the Company uses the following non-GAAP financial measures: EBITDA, adjusted EBITDA, adjusted net income (loss), adjusted earnings (loss) per share, restaurant contribution and restaurant contribution margin (collectively, the “non-GAAP financial measures”). The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or to be superior to, the financial information prepared and presented in accordance with GAAP. The Company uses these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. The Company believes that they provide useful information about operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding the Company’s operating performance excluding the impact of restaurant impairment and closure costs, dead deal or registration statement costs, severance costs and stock-based compensation expense and the tax effect of such adjustments. However, the Company recognizes that non-GAAP financial measures have limitations as analytical financial measures. The Company compensates for these limitations by relying primarily on its GAAP results and using non-GAAP metrics only supplementally. There are numerous of these limitations, including that: adjusted EBITDA does not reflect the Company’s capital expenditures or future requirements for capital expenditures; adjusted EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments, associated with our indebtedness; adjusted EBITDA does not reflect depreciation and amortization, which are non-cash charges, although the assets being depreciated and amortized will likely have to be replaced in the future, and do not reflect cash requirements for such replacements; adjusted EBITDA does not reflect the cost of stock-based compensation; adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; adjusted net income (loss) does not reflect cash expenditures, or future requirements, for lease termination payments and certain other expenses associated with reduced new restaurant development; and restaurant contribution and restaurant contribution margin are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures. When analyzing the Company’s operating performance, investors should not consider non-GAAP financial metrics in isolation or as substitutes for net income (loss) or cash flow from operations, or other statement of operations or cash flow statement data prepared in accordance with GAAP. The non-GAAP financial measures used by the Company in this press release may be different from the measures used by other companies.

For more information on the non-GAAP financial measures, please see the “Reconciliation of Non-GAAP Measurements to GAAP Results” tables in this press release. These accompanying tables have more details on the GAAP financial measures that are most directly comparable to non-GAAP financial measures and the related reconciliations between these financial measures.

About Noodles & Company

Since 1995, Noodles & Company has been serving noodles your way, from noodles and flavors that you know and love, to new ones you’re about to discover for the first time. From indulgent Wisconsin Mac & Cheese to good-for-you Zoodles, Noodles serves a world of flavor in every bowl. Made up of more than 450 restaurants and 10,000 passionate team members, Noodles is dedicated to nourishing and inspiring every guest who walks through the door. To learn more or find the location nearest you, visit www.noodles.com.

Forward-Looking Statements

In addition to historical information, this press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties such as the number of restaurants we intend to open, projected capital expenditures and estimates of our effective tax rates. In some cases, you can identify forward-looking statements by terms such as “may,” “might,” “will,” “objective,” “intend,” “should,” “could,” “can,” “would,” “expect,” “believe,” “design,” “estimate,” “predict,” “potential,” “plan” or the negative of these terms and similar expressions intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on currently available operating, financial and competitive information. Examples of forward-looking statements include all matters that are not historical facts, such as statements regarding our ability to navigate the COVID-19 pandemic, projected capital expenditures, the revenue and balance sheet impact of the COVID-19 pandemic, estimated costs associated with our closure of underperforming restaurants, the implementation and results of strategic initiatives and investments and our future financial performance, including comparable sales improvement and our ability to generate positive cash flow. Our actual results may differ materially from those anticipated in these forward-looking statements due to reasons including, but not limited to, the extent, duration and severity of the COVID-19 pandemic; governmental and guest response to the COVID-19 pandemic; other conditions beyond our control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting our customers or food supplies; consumer reaction to industry related public health issues and health pandemics, including the COVID-19 pandemic and perceptions of food safety; our ability to achieve and maintain increases in comparable restaurant sales and to successfully execute our business strategy, including new restaurant initiatives and operational strategies to improve the performance of our restaurant portfolio; our ability to maintain compliance with debt covenants and continue to access financing necessary to execute our business strategy; the success of our marketing efforts; our ability to open new restaurants on schedule; current economic conditions; price and availability of commodities; our ability to adequately staff our restaurants; changes in labor costs; consumer confidence and spending patterns; seasonal factors; and weather. For additional information on these and other factors that could affect the Company’s forward-looking statements, see the Company’s risk factors, as they may be amended from time to time, set forth in its filings with the SEC, included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on February 26, 2020 and in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020 filed on June 17, 2020 and for the quarterly period ended June 30, 2020 filed on August 6, 2020. The Company disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as may be required by applicable law or regulation.

Noodles & Company
Condensed Consolidated Statements of Operations
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 29, 2020	October 1, 2019	September 29, 2020	October 1, 2019
Revenue:
Restaurant revenue	$104,413	$116,759	$283,150	$344,382
Franchising royalties and fees, and other	1,569	1,545	3,337	4,158
Total revenue	105,982	118,304	286,487	348,540
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below):
Cost of sales	25,900	29,544	71,124	89,083
Labor	31,264	37,951	92,632	113,920
Occupancy	11,737	12,108	35,473	36,849
Other restaurant operating costs	19,383	17,161	51,861	50,475
General and administrative	10,827	10,436	31,415	32,424
Depreciation and amortization	5,541	5,458	16,273	16,626
Pre-opening	239	266	383	331
Restaurant impairments, closure costs and asset disposals	369	336	3,983	3,640
Total costs and expenses	105,260	113,260	303,144	343,348
Income (loss) from operations	722	5,044	(16,657)	5,192
Interest expense, net	822	737	2,710	2,298
(Loss) income before taxes	(100)	4,307	(19,367)	2,894
Provision for income taxes	27	64	73	64
Net (loss) income	$(127)	$4,243	$(19,440)	$2,830
(Loss) earnings per Class A and Class B common stock, combined
Basic	$—	$0.10	$(0.44)	$0.06
Diluted	$—	$0.09	$(0.44)	$0.06
Weighted average shares of Class A and Class B common stock outstanding, combined:
Basic	44,358,763	43,990,049	44,238,400	44,007,345
Diluted	44,358,763	44,899,176	44,238,400	45,078,539

Noodles & Company
Condensed Consolidated Statements of Operations as a Percentage of Revenue
(unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 29, 2020	October 1, 2019	September 29, 2020	October 1, 2019
Revenue:
Restaurant revenue	98.5%	98.7%	98.8%	98.8%
Franchising royalties and fees, and other	1.5%	1.3%	1.2%	1.2%
Total revenue	100.0%	100.0%	100.0%	100.0%
Costs and expenses:
Restaurant operating costs (exclusive of depreciation and amortization shown separately below): (1)
Cost of sales	24.8%	25.3%	25.1%	25.9%
Labor	29.9%	32.5%	32.7%	33.1%
Occupancy	11.2%	10.4%	12.5%	10.7%
Other restaurant operating costs	18.6%	14.7%	18.3%	14.7%
General and administrative	10.2%	8.8%	11.0%	9.3%
Depreciation and amortization	5.2%	4.6%	5.7%	4.8%
Pre-opening	0.2%	0.2%	0.1%	0.1%
Restaurant impairments, closure costs and asset disposals	0.3%	0.3%	1.4%	1.0%
Total costs and expenses	99.3%	95.7%	105.8%	98.5%
Income (loss) from operations	0.7%	4.3%	(5.8)%	1.5%
Interest expense, net	0.8%	0.6%	0.9%	0.7%
(Loss) income before taxes	(0.1)%	3.6%	(6.8)%	0.8%
Provision for income taxes	—%	0.1%	—%	—%
Net (loss) income	(0.1)%	3.6%	(6.8)%	0.8%
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(1)As a percentage of restaurant revenue.

Noodles & Company
Consolidated Selected Balance Sheet Data and Selected Operating Data
(in thousands, except restaurant activity, unaudited)

	As of
	September 29, 2020	December 31, 2019
Balance Sheet Data
Total current assets	$25,695	$29,322
Total assets	363,170	378,519
Total current liabilities	60,944	58,034
Total long-term debt	41,213	40,497
Total liabilities	330,308	327,948
Total stockholders’ equity	32,862	50,571

	Fiscal Quarter Ended
	September 29, 2020	June 30, 2020	March 31, 2020	December 31, 2019	October 1, 2019
Selected Operating Data
Restaurant Activity:
Company-owned restaurants at end of period	378	380	381	389	391
Franchise restaurants at end of period	76	76	77	68	67
Revenue Data:
Company-owned average unit volume	$1,187	$891	$1,036	$1,171	$1,188
Franchise average unit volume	$1,102	$781	$994	$1,186	$1,184
Company-owned comparable restaurant sales	(3.6)%	(30.1)%	(7.0)%	1.4%	2.2%
Franchise comparable restaurant sales	(5.0)%	(35.4)%	(8.9)%	1.8%	1.6%
System-wide comparable restaurant sales	(3.8)%	(30.9)%	(7.2)%	1.5%	2.1%

Reconciliations of Non-GAAP Measurements to GAAP Results

Noodles & Company
Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA
(in thousands, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 29, 2020	October 1, 2019	September 29, 2020	October 1, 2019
Net (loss) income	$(127)	$4,243	$(19,440)	$2,830
Depreciation and amortization	5,541	5,458	16,273	16,626
Interest expense, net	822	737	2,710	2,298
Provision for income taxes	27	64	73	64
EBITDA	$6,263	$10,502	$(384)	$21,818
Restaurant impairments, closure costs and asset disposals	369	336	3,983	3,640
Stock-based compensation expense	708	(61)	1,960	1,820
Fees and costs related to transactions and other acquisition/disposition costs	—	130	162	166
Severance costs	365	112	454	112
Adjusted EBITDA	$7,705	$11,019	$6,175	$27,556
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EBITDA and adjusted EBITDA are supplemental measures of operating performance that do not represent and should not be considered as alternatives to net (loss) income or cash flow from operations, as determined by GAAP, and our calculation thereof may not be comparable to that reported by other companies. These measures are presented because we believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for evaluating our ongoing results of operations.
EBITDA is calculated as net (loss) income before interest expense, provision for income taxes and depreciation and amortization. Adjusted EBITDA further adjusts EBITDA to reflect the eliminations shown in the table above.
EBITDA and adjusted EBITDA are presented because: (i) we believe they are useful measures for investors to assess the operating performance of our business without the effect of non-cash charges such as depreciation and amortization expenses and restaurant impairments, closure costs and asset disposals and (ii) we use adjusted EBITDA internally as a benchmark for certain of our cash incentive plans and to evaluate our operating performance or compare our performance to that of our competitors. The use of adjusted EBITDA as a performance measure permits a comparative assessment of our operating performance relative to our performance based on our GAAP results, while isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. Companies within our industry exhibit significant variations with respect to capital structures and cost of capital (which affect interest expense and income tax rates) and differences in book depreciation of property, plant and equipment (which affect relative depreciation expense), including significant differences in the depreciable lives of similar assets among various companies. Our management believes that adjusted EBITDA facilitates company-to-company comparisons within our industry by eliminating some of these foregoing variations. Adjusted EBITDA as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by excluded or unusual items.

Noodles & Company
Reconciliation of Net (Loss) Income to Adjusted Net Income (Loss)
(in thousands, except share and per share data, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 29, 2020	October 1, 2019	September 29, 2020	October 1, 2019
Net (loss) income	$(127)	$4,243	$(19,440)	$2,830
Restaurant impairments, divestitures and closure costs (a)	409	1,063	3,116	3,763
Fees and costs related to transactions and other acquisition/disposition costs (b)	—	130	162	130
Severance costs (c)	365	112	454	112
Tax adjustments, net (d)	(151)	(1,421)	4,211	(1,762)
Adjusted net income (loss)	$496	$4,127	$(11,497)	$5,073

(Loss) earnings per Class A and Class B common stock, combined
Basic	$—	$0.10	$(0.44)	$0.06
Diluted	$—	$0.09	$(0.44)	$0.06
Adjusted earnings (loss) per Class A and Class B common stock, combined (e)
Basic	$0.01	$0.09	$(0.26)	$0.12
Diluted	$0.01	$0.09	$(0.26)	$0.11
Weighted average Class A and Class B common stock outstanding, combined (e)
Basic	44,358,763	43,990,049	44,238,400	44,007,345
Diluted	45,542,617	44,899,176	44,238,400	45,078,539
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Adjusted net income (loss) is a supplemental measure of financial performance that is not required by or presented in accordance with GAAP. We define adjusted net income (loss) as net (loss) income plus the impact of adjustments and the tax effects of such adjustments. Adjusted net income (loss) is presented because management believes it helps convey supplemental information to investors regarding our performance, excluding the impact of special items that affect the comparability of results in past quarters to expected results in future quarters. Adjusted net income (loss) as presented may not be comparable to other similarly-titled measures of other companies, and our presentation of adjusted net income (loss) should not be construed as an inference that our future results will be unaffected by excluded or unusual items. Our management uses this non-GAAP financial measure to analyze changes in our underlying business from quarter to quarter based on comparable financial results.

(a)     Reflects the adjustment to eliminate the impact of impairing restaurants, divestiture costs and ongoing closure costs recognized during the first three quarters of 2020 and 2019. Both periods include ongoing closure costs from restaurants closed in previous years. These expenses are included in the “Restaurant impairments, closure costs and asset disposals” line in the Condensed Consolidated Statements of Operations.
(b)    Reflects the adjustment to eliminate expenses related to certain corporate transactions in the first three quarters of 2020.
(c)    Reflects the adjustment to eliminate severance costs.
(d)    Reflects the adjustment to normalize the impact of the valuation allowance that affects our annual effective tax rate and the tax impact of the other adjustments discussed in (a) through (c) above.
(e)    Adjusted per share amounts are calculated by dividing adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

Noodles & Company
Reconciliation of Operating Income (Loss) to Restaurant Contribution
(in thousands, unaudited)

	Fiscal Quarter Ended		Three Fiscal Quarters Ended
	September 29, 2020	October 1, 2019	September 29, 2020	October 1, 2019
Income (loss) from operations	$722	$5,044	$(16,657)	$5,192
Less: Franchising royalties and fees, and other	1,569	1,545	3,337	4,158
Plus: General and administrative	10,827	10,436	31,415	32,424
Depreciation and amortization	5,541	5,458	16,273	16,626
Pre-opening	239	266	383	331
Restaurant impairments, closure costs and asset disposals	369	336	3,983	3,640
Restaurant contribution	$16,129	$19,995	$32,060	$54,055

Restaurant contribution margin	15.4%	17.1%	11.3%	15.7%
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Restaurant contribution represents restaurant revenue less restaurant operating costs, which are the cost of sales, labor, occupancy and other operating items. Restaurant contribution margin represents restaurant contribution as a percentage of restaurant revenue. Restaurant contribution and restaurant contribution margin are non-GAAP measures that are neither required by, nor presented in accordance with GAAP, and the calculations thereof may not be comparable to similar measures reported by other companies. These measures are supplemental measures of the operating performance of our restaurants and are not reflective of the underlying performance of our business because corporate-level expenses are excluded from these measures.

Restaurant contribution and restaurant contribution margin have limitations as analytical tools and should not be considered in isolation or as substitutes for analysis of our results as reported under GAAP. Management does not consider these measures in isolation or as an alternative to financial measures determined in accordance with GAAP. However, management believes that restaurant contribution and restaurant contribution margin are important tools for investors and other interested parties because they are widely-used metrics within the restaurant industry to evaluate restaurant-level productivity, efficiency and performance. Management also uses these measures as metrics to evaluate the profitability of incremental sales at our restaurants, restaurant performance across periods, and restaurant financial performance compared with competitors.